                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the Registrant [X]

     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:

     [ ] Preliminary Proxy Statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive Proxy Statement

     [ ] Definitive Additional Materials

     [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                               First Virginia Banks, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

--------------------------------------------------------------------------------

     (2) Form, schedule or registration statement no.:

--------------------------------------------------------------------------------

     (3) Filing party:

--------------------------------------------------------------------------------

     (4) Date filed:

--------------------------------------------------------------------------------

                           FIRST VIRGINIA BANKS, INC.

                            6400 ARLINGTON BOULEVARD
                       FALLS CHURCH, VIRGINIA 22042-2336



                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS



                           TO BE HELD APRIL 24, 1998


         The Annual Meeting of Stockholders of First Virginia Banks, Inc. will be held at corporate headquarters at One First Virginia Plaza, 6400 Arlington Boulevard, Falls Church, Virginia, in the 5th Floor Auditorium at 10:00 a.m. on Friday, April 24, 1998, for the following purposes:

         (1)     To elect five Class B directors for a term of three years.

         (2) To approve an amendment to the Articles of Incorporation increasing the authorized Common Stock from 60,000,000 to 175,000,000 shares.

         (3) To approve the 1998 Stock Incentive Plan and authorize the issuance of up to 2,500,000 shares of Common Stock under the Plan.

         (4) To ratify the appointment of Ernst & Young LLP as independent auditors for the year ending December 31, 1998.

         (5) To transact such other business as may properly come before the meeting or any adjournments thereof.

         Stockholders of record at the close of business on February 17, 1998, are entitled to notice of and to vote at the meeting or any adjournments thereof.


STOCKHOLDERS ARE URGED TO COMPLETE, DATE, AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID RETURN ENVELOPE REGARDLESS OF WHETHER OR NOT THEY EXPECT TO ATTEND THE MEETING.


                                             By Order of the Board of Directors,



                                                              Thomas P. Jennings
                                                                       Secretary
Falls Church, Virginia
March 6, 1998

                           FIRST VIRGINIA BANKS, INC.

                            6400 ARLINGTON BOULEVARD
                       FALLS CHURCH, VIRGINIA 22042-2336


               PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS


         This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of First Virginia Banks, Inc. (hereinafter referred to as "First Virginia") of proxies to be voted at the Annual Meeting of Stockholders of First Virginia to be held at 10:00 a.m. on Friday, April 24, 1998, or any adjournments thereof. The approximate mailing date of this Proxy Statement and the accompanying proxy is March 6, 1998.

         All properly executed proxies in the accompanying form received by First Virginia prior to the meeting will be voted at the meeting in accordance with any direction noted thereon. Proxies on which no specification has been made will be voted for the nominees listed herein as directors and for Items 2, 3, and 4 on the proxy. Any stockholder who has executed and delivered a proxy may revoke it at any time before it is voted by attending the Annual Meeting and voting in person or by giving written notice of revocation of the proxy to the Secretary or by submitting to First Virginia a signed proxy bearing a later date.

         Both Common and Preferred stockholders of First Virginia are entitled to vote at the meeting. Each share of Common and Preferred Stock is entitled to one vote on all matters which may come before the meeting. As of February 17, 1998, the record date for the determination of stockholders entitled to notice of and to vote at the meeting, there were 51,829,006 shares of Common Stock and 57,251 shares of Preferred Stock of First Virginia issued and outstanding. No person is known by management of First Virginia to own beneficially, directly or indirectly, more than 5% of the outstanding stock of First Virginia.


                           I.  ELECTION OF DIRECTORS

         The Board of Directors is divided into three classes (A, B and C).
The term of office for Class B directors will expire at this Annual Meeting. Five persons, four of whom are presently on the Board, have been nominated to serve as Class B directors. If elected, the five nominees for Class B director will serve for a term of three years. Mr. John B. Melvin, a Class B director since 1995, is retiring at the 1998 Annual Meeting and will not stand for re-election.

         With respect to the election of directors, the five Class B nominees receiving the greatest number of votes cast for the election of directors will be elected, assuming a quorum is present at the meeting. The presence in person or by proxy of a majority of the outstanding shares of Common and Preferred Stock entitled to vote at the meeting will constitute a quorum. Shares for which the holder has elected to abstain or withhold the proxy's authority to vote (but not including broker nonvotes) on a matter will count toward a quorum.

         It is the intention of the persons named in the accompanying form of proxy, unless stockholders specify otherwise by their proxies, to vote for the election of the five nominees named on the next two pages. Although the Board of Directors does not expect that any of the persons named will be unable to serve as a director, should any of them be unable to accept nomination or election, it is intended that shares represented by the accompanying form of proxy will be voted by the proxy holders for such other person or persons as may be designated by the present Board of Directors.

         Certain information concerning the nominees for election at this meeting and the Class A and Class C directors who will continue in office after the meeting is set forth below and on the following pages, as furnished by them.

                         NOMINEES FOR CLASS B DIRECTORS
                  (To serve until the Annual Meeting in 2001)

                                                                                                             Common Stock
                                                                                                             Beneficially
                                                                                                             Owned December 31,
 Name, Age and Year           Principal Occupation, Business Experience in Last Five Years,                  1997 and Percentage
 Became a Director            Other Directorships                                                            of Class(1)
 -------------------          ----------------------------------------------------------------------------   -------- ----------
 EDWARD L.                    Partner, Breeden, MacMillan & Green, a law firm in Norfolk, Virginia, since           99,403(2)
 BREEDEN, III                 1968.  Director, First Virginia Bank of Tidewater, Norfolk, Virginia, and
 Age 62                       First Virginia Life Insurance Company, Falls Church, Virginia.
 1982

 GILBERT R. GIORDANO          Portfolio Manager, Titan Financial Advisors, LLC, since 1996.  Partner,              295,012(3)
 Age 69                       Giordano & Villareale, P.A., a law firm in Upper Marlboro, Maryland,
 1989                         1972-1997.  Chairman of the Board, First Virginia Bank-Maryland, Upper
                              Marlboro.

 ERIC C. KENDRICK             President, Mereck Associates, Inc., a real estate management and                      77,844(4)
 Age 51                       development firm in Arlington, Virginia, since 1989.  President, Murteck
 1986                         Construction Company, Inc., Upton Corporation, and Old Dominion Warehouse
                              Corporation, Arlington.

 ROBERT M. ROSENTHAL          Chairman of the Board since 1990 of Geneva Enterprises, Inc., lead                    30,816(5)
 Age 69                       company of the Rosenthal Automotive Organization, which is comprised of ten
 1998 Nominee                 divisional automotive dealerships and a management company located throughout the Washington, D.C. Metropolitan Area.  Other related companies on which Mr. Rosenthal also serves as Chairman include:  Maryland Imported
                              Cars, Inc., since 1994; Imported Cars of Maryland, Inc., since 1991;
                              Fairfax Imports, Inc., since 1988; Rosenthal Landover Enterprises, Inc., since 1978; Auto Supply and Parts, Inc., since 1985; Old Dominion Insurance
                              Company, since 1979; New Dominion Insurance Company, since 1990; and,
                              Geneva Air Services, Inc., since 1987.  President, Arcoa, Inc., an advertising company, since 1970.  Trustee, Capital Automotive REIT, a real estate investment trust which invests in real property and improvements used by motor vehicle related businesses in major urban areas across the country.  Director, First Virginia Bank, Falls Church.  Trustee, Vice
                              President and Treasurer, The Phillips Collection, Washington, D.C.

-----------------

1 No director or executive officer owned as much as 1.0% of First Virginia Common Stock.

2 Includes 11,250 shares held by a corporation of which Mr. Breeden is President, 24,487 shares held by two foundations of which Mr. Breeden is Chairman, and 57,262 shares held by two trusts of which Mr. Breeden is trustee.

3 Includes 418 shares held in a trust for his son, 130 shares held by his spouse and daughter, 815 shares held by his spouse and son, 16,720 shares held by the Giordano Family Foundation, 6,893 shares held by his spouse as custodian for his son, and 24,817 shares held by his spouse alone.

4 Includes 13,535 shares held by his spouse and 2,593 shares held by a corporation of which Mr. Kendrick is a director and President.

5    Includes 26,316 shares held by the Marion and Robert Rosenthal Foundation.

 ROBERT H. ZALOKAR            Retired Chairman of the Board and Chief Executive Officer of      184,451(6)
 Age 70                       First Virginia, 1984-1994.  Director, First Virginia Bank,
 1959                         First Virginia Life Insurance Company, and First Virginia
                              Mortgage Company, Falls Church, Virginia.  Trustee, George
                              Mason University Foundation.


                               CLASS C DIRECTORS
                    (Serving until the 1999 Annual Meeting)

                                                                                                        Common Stock
                                                                                                        Beneficially
                                                                                                        Owned December 31,
 Name, Age and Year          Principal Occupation, Business Experience in Last Five Years,              1997, and Percentage
 Became a Director           Other Directorships                                                        of Class
 ------------------          ------------------------------------------------------------------------   -----------------------
 PAUL H. GEITHNER, JR.       Retired President and Chief Administrative Officer, First Virginia,            52,518(7)
 Age 67                      1985-1995.  Director, First Virginia Life Insurance Company.  Director,
 1984                        Ellicott Machine Corporation, Baltimore, Maryland.  Trustee,
                             Bridgewater College, Bridgewater, Virginia.

 L. H. GINN, III             President, Lighting Affiliates, Inc., a distributor of electrical              20,010(8)
 Age 64                      fixtures located in Richmond, Virginia, since 1975; retired U.S. Army
 1974                        Reserve Major General.  Chairman of the Board, First Virginia
                             Bank-Colonial, Richmond.  Director, J. Sargeant Reynolds Community
                             College and J. Sargeant Reynolds Community College Educational
                             Foundation, Richmond; Director, Westminster-Canterbury Foundation, a
                             foundation associated with a retirement facility in Richmond; Trustee,
                             Episcopal Diocesan Schools and Episcopal Diocesan Homes, Richmond.
                             Vice President, SHEPCABEL Corporation, a real estate management company, and Parking Control Corporation, which owns and operates a public parking facility, Richmond.

 T. KEISTER GREER            Principal, T. Keister Greer, P.C., a law firm in Rocky Mount, Virginia,        18,150(9)
 Age 76                      since 1995; Partner, Greer & Greer, Rocky Mount, 1983-1993.  Director,
 1976                        1971-1997, and Chairman of the Board, 1977-1997, First Virginia
                             Bank-Franklin County, Rocky Mount.

 EDWARD M. HOLLAND           Attorney-at-Law in Northern Virginia since 1966; former Senator,               77,968(10)
 Age 58                      Virginia General Assembly, 1972-1996.  Director, First Virginia Bank,
 1974                        Falls Church.





---------------------

6    Includes 1,500 shares held by a trust of which Mr. Zalokar is trustee.

7 Includes 43,087 shares held in a revocable trust and 6,501 shares held indirectly through his spouse's trust.

8 Includes 369 shares held indirectly through his spouse's Investment Retirement Account and 2,447 shares held by a trust of which Mr. Ginn is trustee.

9 Includes 8,100 shares held by a trust in which Mr. Greer has a beneficial interest.

10 Includes 51,618 shares held by a corporation of which Mr. Holland is an officer, director, and owner and 10,500 shares held in a trust.

                               CLASS A DIRECTORS
                    (Serving until the 2000 Annual Meeting)

                                                                                                       Common Stock
                                                                                                       Beneficially
                                                                                                       Owned December 31, 1997,
 Name, Age and Year          Principal Occupation, Business Experience in Last Five Years,             and Percentage
 Became a Director           Other Directorships                                                       of Class
 --------------------        -----------------------------------------------------------------------   ----------------------
 BARRY J. FITZPATRICK        Chairman of the Board, President and Chief Executive Officer of First         94,803(11)
 Age 57                      Virginia since 1995; Executive Vice President, 1992-1995.  Chairman of
 1995                        the Board, First Virginia Bank in Falls Church, and a director and principal officer of numerous First Virginia affiliated nonbanking companies since 1995.  Trustee, Marymount University, Arlington,
                             Virginia.

 ELSIE C. GRUVER             Community and civic leader in Arlington, Virginia.                             9,594(12)
 Age 71
 1973

 W. LEE PHILLIPS, JR.        Professional engineer and land surveyor since 1959; involved in real          12,281(13)
 Age 62                      estate management and home building in Falls Church, Virginia, and
 1985                        southern Maryland since 1991.

 JOSIAH P. ROWE, III         President and Publisher, The Free Lance-Star Publishing Co. of                 2,250
 Age 69                      Fredericksburg, Va., since 1998; Co-Publisher and General Manager,
 1991                        1949-1997.  Director, First Virginia Bank, Falls Church, Virginia.
                             Trustee, Union Theological Seminary, Richmond.  Also owns 100 shares of Preferred Stock.

 ALBERT F. ZETTLEMOYER       Retired President, Government Systems Group of UNISYS Corporation in          10,000
 Age 63                      McLean, Virginia, 1993-1995; retired Executive Vice President, UNISYS
 1978                        Corporation, 1993-1995; Vice President, UNISYS, 1988-1993.

         As of December 31, 1997, executive officers and directors as a group beneficially owned 1,325,436 shares of Common Stock representing approximately 2.6% of those shares outstanding, of which 218,180 shares represent shares covered by options exercisable as of December 31, 1997 (or sixty days thereafter) and 125 shares of Preferred Stock representing approximately .21% of those shares outstanding. Messrs. Breeden, Greer, Holland and Giordano are members of or are associated with law firms which have been in the last two years, and are proposed in the future to be, retained by subsidiaries of First Virginia. Messrs. Breeden, Fitzpatrick, Geithner, Ginn, Giordano, Greer, Holland, Phillips, Rowe and Zalokar have been directors of various subsidiaries of First Virginia during the past five years. Ages of the directors are stated as of December 31, 1997.





----------------------

11 Includes options to purchase 39,477 shares of Common Stock which are exercisable as of December 31, 1997 or sixty days thereafter.

12 Includes 4,743 shares of Common Stock held in an Individual Retirement Account and 1,350 shares held in her spouse's Individual Retirement Account.

13   Includes 4,500 shares held by a trust of which Mr. Phillips is a trustee.

                BENEFICIAL OWNERSHIP OF NAMED EXECUTIVE OFFICERS

         The following table sets forth certain information regarding the named executives' beneficial ownership of First Virginia Common Stock as of December 31, 1997.

                                                   Shares of Common Stock of First Virginia
                                                              Beneficially Owned
                          Name of Officer                    Number *          Percent of Class
                          ---------------------------------------------------------------------
                          Barry J. Fitzpatrick              94,803           .1819

                          Shirley C. Beavers, Jr.           63,830           .1225

                          Raymond E. Brann, Jr.             50,776           .0975

                          Richard F. Bowman                 35,277           .0677

                          Michael G. Anzilotti              18,975           .0364

* The amounts shown represent the total shares owned beneficially by such individuals as of December 31, 1997 together with shares which are issuable upon the exercise of all stock options that are exercisable. Specifically, the following individuals have options that are exercisable as of December 31, 1997 (or sixty days thereafter) which gives them the right to acquire the shares
indicated after their names, upon the exercise of stock options:   Mr.
Fitzpatrick, 39,477; Mr. Beavers, 43,578; Mr. Brann, 27,150; Mr. Bowman, 25,400; and Mr. Anzilotti, 16,800.


               COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

         First Virginia's Board of Directors has a standing Audit Committee, Director Nominating Committee, Management Compensation and Benefits Committee, Public Policy Committee, and Executive Committee.

         The Audit Committee, comprised of Directors Breeden, Giordano, Gruver, Melvin, and Phillips, held four meetings during 1997. Functions of the Committee include (1) reviewing with the independent auditors and management such matters as: the financial statements and the scope of First Virginia's audit, compliance with laws and regulations, and the adequacy of First Virginia's system of internal procedures and controls and resolution of material weaknesses; (2) reviewing with First Virginia's internal auditors the activities and performance of the internal auditors; (3) reviewing with management the selection and termination of the independent auditors and any significant disagreements between the independent auditors and management;
and (4) reviewing the nonaudit services of the independent auditors.  Under
Section 36 of the Federal Deposit Insurance Act, the Audit Committee also performs similar functions for some of the First Virginia member banks.

         The Director Nominating Committee, comprised of Directors Zalokar, Fitzpatrick, Ginn, Giordano, Greer, and Rowe, held one meeting in 1997. The functions of the Committee include annually recommending to the Board the names of persons to be considered for nomination and election by First Virginia's stockholders and, as necessary, recommending to the Board the names of persons to be appointed to the Board between annual meetings.

         The Management Compensation and Benefits Committee, comprised of Directors Zettlemoyer, Holland, Kendrick, Melvin, and Phillips, held one meeting in 1997. The Committee has the authority to establish the level of compensation (including bonuses) and benefits of management of First Virginia. In addition, the Committee has authority to award long-term incentive compensation, e.g., stock options, to First Virginia's management based on such factors as individual and corporate performance.

         The Public Policy Committee, comprised of Directors Gruver, Breeden, Fitzpatrick, Geithner, Greer, Kendrick, Rowe, and Zalokar, met two times during 1997. This Committee oversees First Virginia's contributions and matching gifts programs. The Committee also monitors the programs developed for equal employment and compliance with the Community Reinvestment Act.

         The Executive Committee, comprised of Directors Zalokar, Breeden, Fitzpatrick, Geithner, Ginn, Holland, and Zettlemoyer, held 12 meetings in 1997. The Committee exercises all of the powers of the Board of Directors when the Board is not in session, except for those powers reserved for the Board under state law and by First Virginia's Articles of Incorporation and Bylaws.

         During 1997, there were 12 meetings of the Board of Directors. All incumbent directors attended more than 75% of the aggregate total number of meetings of the Board and committees of the Board on which they served, except Mr. Greer, who attended 60% of the required meetings primarily due to an illness.


            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires First Virginia's executive officers and directors to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange. Executive officers and directors are required by SEC regulation to furnish First Virginia with copies of all Section 16(a) forms they file.

         Based on a review of the forms that were filed and written representations from the executive officers and directors, First Virginia believes that during the year 1997 all filing requirements applicable to its officers and directors were met.


                             EXECUTIVE COMPENSATION

         The Summary Compensation Table on the next page shows the annual compensation for the last three fiscal years for First Virginia's Chief Executive Officer and for the four most highly compensated executive officers other than First Virginia's Chief Executive Officer:

                          SUMMARY COMPENSATION TABLE

                                                                                                  Long Term
                                             Annual Compensation                                  Compensation
                                             -------------------                                  ------------

 (a)                                (b)       (c)          (d)               (e)               (f)           (g)

                                                                            Other
                                                                            Annual              Options/       All Other
 Name and                                                                   Compensa-           SARs           Compen-
 Principal                                                                  tion                Awarded        sation
 Position                         Year       Salary ($)(1)   Bonus ($)(2)   ($)(3)              (#)(4)         ($)(5)
 ---------                        ----       -------------   ------------   -------------       -----------    -----------
 Barry J. Fitzpatrick             1997       600,000         346,944         3,395              30,000         66,144
 Chairman, President and          1996       470,000         269,960         3,724              15,000         56,783
 Chief Executive Officer          1995       350,000         156,275         3,636              30,000         45,804
 of First Virginia

 Shirley C. Beavers, Jr.          1997       253,500         134,265         3,708              15,000         32,812
 Executive Vice President         1996       241,500         108,433         3,748               7,500         31,426
 of First Virginia and            1995       230,000          93,362         3,868               7,500         30,818
 Vice Chairman and
 Chief Executive Officer of
 First Virginia Services, Inc.

 Raymond E. Brann, Jr.            1997       204,500         132,471         5,052              15,000         62,268
 Executive Vice President         1996       194,500         106,803         4,568               7,500         59,339
 of First Virginia                1995       183,821          61,735        66,360               7,500         57,270

 Richard F. Bowman                1997       183,000         132,245         3,708              15,000         18,662
 Senior Vice President, Treasurer 1996       168,000         106,088         3,263               7,500         15,943
 and Chief Financial Officer      1995       153,000          60,817         2,858               7,500         14,520
 of First Virginia

 Michael G. Anzilotti             1997       196,900          69,700         2,250               7,500         16,898
 Senior Vice President and        1996       188,400          56,550         2,459                  0          15,966
 Regional Executive Officer       1995       173,798          46,524         2,250               7,500         15,034
 of First Virginia and
 President and Chief Executive
 Officer of First Virginia Bank

         (1) The Salary column (c) includes the base salary earned by the executive officer, which includes amounts that are deferred under the First Virginia Banks, Inc. Employees Thrift Plan and the First Virginia Pre-Tax Health Benefit Plan.

         (2) The Bonus column (d) includes the amount earned as a bonus for that year even if paid in the following year. It also includes amounts earned for that year under the First Virginia Banks, Inc. Profit Sharing Plan.

         (3) The Other Annual Compensation column (e) includes the amount of taxes paid by First Virginia for certain benefits. In Mr. Brann's case, it also includes for years 1995-1997 the interest benefit to him of a below-market-rate residential mortgage loan made to him as an inducement to relocate to Northern Virginia. During 1995, Mr. Brann had perquisites or personal benefits whose value amounted to $56,900. Of that amount, $32,459 was for country club dues and a country club initiation fee and $17,287 was for moving expenses.

         (4) Column (f) includes the number of stock options that were granted. The 1995 and 1996 awards were adjusted for the three-for-two stock split in September, 1997.

         (5) The All Other Compensation column (g) includes the amount paid by the employer under the First Virginia Banks, Inc. Employees Thrift Plan which, for each of the named officers, was $7,125. It also includes the amounts paid by the employer under the First Virginia Supplemental Benefits Plan. This plan provides supplemental retirement benefits for those key officers who are restricted from receiving further benefits under the Thrift Plan as a result of the limitation on pretax contributions imposed by the Internal Revenue Code. For 1997, these amounts were: for Mr. Fitzpatrick, $35,398; Mr. Beavers, $9,173; Mr. Brann, $6,894; Mr. Bowman, $5,895; and Mr. Anzilotti, $4,291. It also includes the premium amounts paid by the employer under the First Virginia Split Dollar Life Insurance Plan. For 1997, these amounts were: for Mr. Fitzpatrick, $21,630; Mr. Beavers, $14,500; Mr. Brann, $43,913; Mr. Bowman, $5,243; and Mr.
Anzilotti, $4,191. It also includes the "above-market" earnings on deferred compensation earned during 1997. These amounts were: for Mr. Fitzpatrick, $1,991; Mr. Beavers, $2,014; Mr. Brann, $4,336; Mr. Bowman, $399; and Mr.
Anzilotti, $1,291.


                  STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

         The following table shows for each of the named executive officers (1) the number of options that were granted during 1997, (2) out of the total number of options granted to all employees, the percentage granted to the named executive officer, (3) the exercise price, (4) the expiration date, and (5) the potential realizable value of the options, assuming that the market price of the underlying securities appreciates in value from the date of grant to the end of the option term, at a 5% and 10% annualized rate. No freestanding or tandem SARs were granted in 1997.

                          STOCK OPTION GRANTS IN 1997

                                            Percent of
                             Number of      Total                                       Potential Realizable
                             Securities     Options                                     Value at Assumed Annual
                             Underlying     Granted to    Exercise                      Rates of Stock Price
                             Options        Employees     or Base                       Appreciation for Option
                             Granted        in Fiscal     Price       Expiration        Term
            Name             (# Shs.)(1)    Year (2)      ($/Sh.)     Date              5%($)       10%($)
            ----             -----------    ----------    --------    ----------        -----         ------
 Barry J. Fitzpatrick        30,000         15.38%        52.31       12/16/2007        986,918     2,501,056

 Shirley C. Beavers, Jr.     15,000          7.69%        52.31       12/16/2007        493,459     1,250,527

 Raymond E. Brann, Jr.       15,000          7.69%        52.31       12/16/2007        493,459     1,250,527

 Richard F. Bowman           15,000          7.69%        52.31       12/16/2007        493,459     1,250,527

 Michael G. Anzilotti         7,500          3.85%        52.31       12/16/2007        246,728       625,263

         (1) Options granted to the named executive officers in 1997 vest over a five-year period. All of the options that were granted in 1997 include a provision that would accelerate the vesting of the options upon a "change in control" of First Virginia. For an explanation of the "change in control" provision, see "Directors' Compensation, Consulting Arrangements and Plans Which Include Change in Control Arrangements."

         (2) Options to purchase 195,000 shares of First Virginia Common Stock were granted to employees during 1997. No freestanding SARs were granted in 1997 to employees, and none of the options that were granted had any tandem SARs.

         The following table on the next page shows for each of the named executive officers the number of shares of First Virginia Common Stock acquired upon the exercise of stock options and stock appreciation rights during 1997, the value realized upon their exercise, the number of unexercised stock options and SARs at the end of 1997, and the value of unexercised "in-the-money" stock options and SARs at the end of 1997. Stock options or freestanding SARs are considered "in-the-money" if the fair market value of the underlying securities exceeds the exercise price of the option or SAR. Some of the stock options which were granted to First Virginia's executive officers include a provision that would accelerate the vesting of the options upon a "change in control" of First Virginia. There were no unexercisable or exercisable freestanding SARs owned by any of the named executive officers at yearend.

                  AGGREGATED OPTIONS/SAR EXERCISES IN 1997 AND
                               YEAREND OPTIONS

                                                                  Number of           Value of Unexercised
                                                                  Unexercised         In-the-Money Options
                                                                  Options at              at
                            Shares                                Yearend (#)         Yearend ($)
                            Acquired on                           Exercisable/        Exercisable/
           Name             Exercise(#)     Value Realized ($)    Unexercisable       Unexercisable
           ----             -------------   ------------------    --------------      -----------------------
 Barry J. Fitzpatrick           8,144             253,554         27,478/75,000       958,459/1,056,186

 Shirley C. Beavers, Jr.        1,044              37,047         37,578/34,500       1,346,005/475,031

 Raymond E. Brann, Jr.          4,500             156,688         23,550/29,700       878,065/332,231

 Richard F. Bowman              4,621             166,082         20,150/33,000       704,375/430,250

 Michael G. Anzilotti              ---              ---           13,050/18,000       436,471/276,968


             PENSION AND THRIFT PLANS AND SUPPLEMENTAL ARRANGEMENTS

         The following table shows the estimated annual benefit payable upon retirement (life only) under the First Virginia Pension Trust Plan and under the First Virginia Supplemental Pension Trust Plan based on specified remuneration and years of credited service classifications, assuming a participant retired on December 31, 1997, at age 65. Credited service in excess of thirty years is not taken into account in determining benefits under either plan.

         ANNUAL BENEFITS UNDER FIRST VIRGINIA'S PENSION TRUST PLAN AND
               THE FIRST VIRGINIA SUPPLEMENTAL PENSION TRUST PLAN

 Average
 Annual Pay         10 Years          15 Years           20 Years          25 Years           30 Years
 for Highest           of                of                 of                of                 of
 Five Years         Service           Service            Service           Service            Service
 -----------        --------          --------           -------           -------            -------
 $200,000           $ 30,535          $ 45,802           $ 61,070          $ 76,337           $ 91,604

 $300,000           $ 46,535          $ 69,802           $ 93,070          $116,337           $139,604

 $400,000           $ 62,535          $ 93,802           $125,070          $156,337           $187,604

 $500,000           $ 78,535          $117,802           $157,070          $196,337           $235,604

 $600,000           $ 94,535          $141,802           $189,070          $236,337           $283,604

 $700,000           $110,535          $165,802           $221,070          $276,337           $331,604

         Under the First Virginia Pension Trust Plan, a participant retiring at age 65 with 30 years of credited service under the Plan will receive a maximum annual pension benefit equal to 1.1% of average annual pay multiplied by 30 years of credited service plus 0.5% of average annual pay in excess of covered compensation multiplied by 30 years of credited service. The calculation of "average annual pay" is based on annual compensation for the highest five consecutive years out of the participant's final 10 years of service. "Covered compensation" is calculated by multiplying the annual average of Social Security taxable wage bases in effect for the 35 years ending with the last day of the year in which the participant attains Social Security retirement age. First Virginia also has the First Virginia Supplemental Pension Trust Plan for certain key employees which provides for the payment of supplemental pension benefits as a result of the IRS restrictions on benefits under the First Virginia Pension Trust Plan. All of the named executive officers (except for Mr. Fitzpatrick who would receive benefits at retirement under a separate Supplemental Compensation Agreement) participate in the Supplemental Pension Trust Plan.

         Remuneration or earnings determining pension benefits under both the Pension Trust Plan and the Supplemental Pension Trust Plan includes salaries and bonuses (which are listed in the Summary Compensation Table) and any other taxable compensation. Effective February 1, 1996, compensation resulting from the exercise of nonqualified options, SARs, and deferred compensation are excluded from the computation of benefits under both plans. For purposes of determining benefits under the Pension Trust Plan, each of the named executives had the following years of service as of December 31, 1997 (30 years is the maximum): Mr. Fitzpatrick, 28.4 years; Mr. Beavers, 28.3 years; Mr. Brann, 30 years; Mr. Bowman, 22.5 years; and Mr. Anzilotti, 19.2 years. If a participant retired on December 31, 1997, at age 65, the participant would receive the pension benefits as determined by using the Summary Compensation and Pension Tables shown above in conjunction with the formula described in the previous paragraph.

         Mr. Fitzpatrick's Supplemental Compensation Agreement ("Agreement") provides him with supplemental retirement benefits in addition to those pension benefits he would receive from the First Virginia Pension Trust Plan. Under the Agreement, if he resigns, retires or leaves First Virginia for any reason after reaching the age of 58, he is entitled to receive for the rest of his life, supplemental compensation equal to sixty percent of the average of his highest five years of annual salary and bonus, reduced by the amount he would receive under the First Virginia Pension Trust Plan. Highest annual salary includes salary and bonus and any profit sharing payments received under the First Virginia Profit Sharing Plan but does not include any other form of compensation that is not salary or bonuses, such as compensation arising from the exercise of SARs and nonqualified options. To avoid a possible doubling up of benefits from this Agreement and a separate Employment Agreement (see below), payments to Mr. Fitzpatrick pursuant to his Agreement would be delayed for three years upon a change of control. Should Mr. Fitzpatrick die, his wife would be entitled to one-half of his total annual benefit for the rest of her life. Under his Agreement, once benefits begin to be paid, Mr. Fitzpatrick is to remain available to provide consulting and advisory services if he is physically and mentally capable of doing so. Furthermore, his benefits are forfeitable under certain circumstances.

         Messrs. Fitzpatrick, Beavers, Brann and Bowman have entered into employment agreements with First Virginia which provide for their continued employment for a three-year period following the date on which a "change of
control" takes place (the "Employment Period").   These agreements require
First Virginia (or any successor corporation) to employ the executive during the Employment Period following a change of control in a position with authority, duties and responsibilities at least commensurate to what the executive had prior to a change of control, and at compensation levels (including benefits) at least equal to what the executive was making prior to the change of control. If, during the first year of his Employment Period, the executive is terminated other than for "cause" or "disability" or the executive terminates his employment for "good reason" (as those terms are defined under the employment agreements), then First Virginia (or its successor) would pay the executive a lump sum equal to 2.99 times the sum of his annual base salary and bonus. If, during the second or third year of his Employment Period, the executive is terminated other than for cause or disability or terminates his employment for good reason, then First Virginia or its successor would pay the executive a lump sum equal to two times the sum of his annual base salary and bonus. During a thirty-day period after the first year, the executive could terminate his employment for any reason and receive two times the sum of his annual base salary and bonus. Furthermore, if any payments made under the agreements subject the executive to taxes under Internal Revenue Code Section 4999, such payments would be "grossed up" to put the executive in the same after-tax position as if no excise taxes had been imposed.

         Executive officers, like other employees of First Virginia, are eligible to participate in the First Virginia Banks, Inc. Employees' Thrift Plan ("Thrift Plan"). Under the Thrift Plan, employees of First Virginia and its subsidiaries who have completed one year of service can contribute up to six percent of their compensation and receive matching employer contributions equal to 50% of their employee contributions. For the years when First Virginia meets an earnings test under the Thrift Plan, First Virginia contributes 75% of employee contributions. The Thrift Plan complies with
Section 401(k) of the Internal Revenue Code so that employee contributions can be made on a pretax basis. Employees can direct the investment of their contributions and the matching employer contributions into one or more of three funds that are administered by the Trust Department of First Virginia Bank. Reference is made to footnote 5 of the Summary Compensation Table for the amount of contributions made on behalf of the named executive officers under the Thrift Plan.

         First Virginia also maintains a First Virginia Supplemental Benefits Plan which provides supplemental retirement benefits for those key officers who are restricted from receiving further benefits under the Thrift Plan as a result of the limitation on pretax contributions imposed by the Internal Revenue Code. Under the First Virginia Supplemental Benefits Plan, executive officers can continue to make pretax contributions in excess of the IRS limits imposed on the Thrift Plan and receive matching contributions from First Virginia identical to what they would have received if they were in the Thrift Plan and there were no limitations on contributions. Reference is made to Footnote 5 of the Summary Compensation Table for the amount of the employer contributions made on behalf of the named executive officers under the First Virginia Supplemental Benefits Plan.


                DIRECTORS' COMPENSATION, CONSULTING ARRANGEMENTS
             AND PLANS WHICH INCLUDE CHANGE IN CONTROL ARRANGEMENTS

         For 1998, directors of First Virginia who are not salaried officers will be paid an annual retainer of $14,000 per year, a fee of $925 for each meeting of the Board of Directors attended, and a fee of $725 for each meeting of a Committee of the Board of Directors attended. Committee chairmen will receive $875 for each committee meeting they chair. Directors are reimbursed for out-of-town expenses incurred in connection with attendance at Board and Committee meetings.

         During 1997, Edwin T. Holland, the founder and former Chairman and Chief Executive Officer of First Virginia, and Thomas K. Malone, Jr., former Chairman and Chief Executive Officer of First Virginia, were paid $157,452 and $126,372, respectively, under supplemental compensation agreements, in addition to amounts they received from the First Virginia Pension Trust Plan and, in the case of Mr. Malone, in addition to his director fees. When requested, both Holland and Malone are required to provide consulting services under their supplemental compensation agreements. Also, during 1997, Robert H. Zalokar, former Chairman and Chief Executive Officer of First Virginia, and Paul H. Geithner, Jr., former President and Chief Administrative Officer of First Virginia, were paid $521,316 and $282,527, respectively, under supplemental compensation agreements, in addition to amounts they received from the First Virginia Pension Trust Plan and their director fees. When requested, both Zalokar and Geithner are required to provide consulting services under their supplemental compensation agreements.

         First Virginia paid Mr. Zalokar's and Mr. Malone's country club membership fees of $2,958 and $1,488, respectively, during 1997.

         During 1997, Virginia H. Brown, formerly Virginia H. Beeton, received $71,000 pursuant to her former husband's Supplemental Retirement Agreement with First Virginia, in addition to what she received from the First Virginia Pension Trust Plan. Her former husband, Ralph A. Beeton, who is now deceased, was Chairman and Chief Executive Officer of First Virginia.

         First Virginia also has two key employee salary reduction deferred compensation plans, one of which began in 1983 and the other in 1986, and two directors' deferred compensation plans, which also began in 1983 and 1986 ("Deferred Compensation Plans"). Under the Deferred Compensation Plans, participants elect to defer some or all of their compensation from First Virginia, and First Virginia agrees to pay at normal retirement age or earlier (or to participant's beneficiary or estate on participant's death) a sum substantially in excess of what each participant has deferred. To fund the benefits under the Deferred Compensation Plans, First Virginia has purchased life insurance contracts on the lives of the participants, with First Virginia as the beneficiary. For the period ending December 31, 1997, none of the named executive officers of First Virginia deferred any compensation under the Deferred Compensation Plans.

         The 1983 deferred compensation plans include a provision regarding "change in control." If there is a "change in control" of First Virginia, and a director is terminated under the directors' plan, or in the case of the employee plan, an employee is terminated "without cause" or the employee terminates his/her employment for "good reason," as those terms are defined under the employee plan, then the director or employee, as the case may be, becomes entitled to receive his/her benefits under the 1983 Deferred Compensation Plans at retirement, notwithstanding the fact that his/her affiliation with First Virginia has terminated.

         First Virginia has a Split Dollar Life Insurance Plan ("Split Dollar Plan") which currently includes all executive employees of First Virginia including those named in the Summary Compensation Table. Under the Split Dollar Plan, an executive can purchase ordinary life insurance policies with coverage of at least two times what is projected to be the executive's base salary at retirement, up to a limit of $1,000,000. A portion of the premiums will be loaned to the executives by First Virginia up to the later of ten years or the executive's retirement date. At the end of this period, if assumptions about mortality, dividends and other factors are realized, First Virginia will recover all of its loans for premiums from the cash value of the policy. The policy will then be transferred to the executive, who will pay all further premiums, if any, under the policy. Executives who participate in the Split Dollar Plan forego any insurance coverage over $50,000 under the First Virginia Group Life Insurance Plan. During 1989, the Split Dollar Plan was amended so that in the event of a "change in control," only the executive would have the right to terminate the policy.

         First Virginia's Board of Directors approved in 1992 the establishment of a trust with Chemical Bank (now The Chase Manhattan Bank) as the trustee to partially secure the benefits of some of First Virginia's nonqualified compensation plans, including the Deferred Compensation Plans and the First Virginia Supplemental Benefits Plan, in case of a change in control. Under the trust agreement establishing the trust, if a "change in control" takes place, the trustee would pay the benefits under the covered compensation plans out of the trust assets that have been contributed to the trust by First Virginia, if First Virginia refused to pay the benefits. The trust is considered a "grantor trust" subject to the claims of First Virginia's general creditors. For accounting purposes, the trust assets are considered corporate assets and, therefore, no balance sheet impact to First Virginia will result from the establishment of the trust. The trust agreement does not include a provision which would accelerate the vesting or payment of any of the benefits under the covered compensation plans in case of a change in control. During 1997, First Virginia did not make a contribution to the Trust.

         The 1983 deferred compensation plans, the Split Dollar Plan, the above-described trust agreement with The Chase Manhattan Bank, Mr. Fitzpatrick's Supplemental Compensation Agreement, certain stock option agreements, and the above-described employment agreements all include change in control provisions. Under this definition, a change in control means: (a) an acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then outstanding shares of First Virginia Common Stock or (ii) the combined voting power of the then outstanding voting securities of First Virginia entitled to vote generally in the election of directors (the "Outstanding First Virginia Voting Securities"); provided, however, that any acquisition directly from or by First Virginia or any acquisition by any employee benefit plan (or related trust) sponsored or maintained by First Virginia or an affiliated company or any acquisition by a company pursuant to a transaction which complies with clauses (i), (ii) and (iii) of (c) below would be excluded; or
(b) individuals who, as of the date when the change in control provisions were adopted, constitute the Board (the "Incumbent Board") of First Virginia, cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director whose election, or nomination for election by First Virginia's shareholders, was approved by vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual was a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or (c) consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of First Virginia (a "Business Combination"), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the outstanding First

Virginia Common Stock and Outstanding First Virginia Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns First Virginia or all or substantially all of First Virginia's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the outstanding First Virginia Common Stock and the outstanding First Virginia Voting Securities, as the case may be, (ii) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of First Virginia or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and
(iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or the action of the Board, providing for such Business Combination; or (d) approval by the shareholders of First Virginia of a complete liquidation or dissolution of First Virginia.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The current members of First Virginia's Management Compensation and Benefits Committee are Edward M. Holland, Eric C. Kendrick, John B. Melvin, W. Lee Phillips, Jr., and Albert F. Zettlemoyer. Edward M. Holland is the son of Edwin T. Holland, the founder and former Chairman and Chief Executive Officer of First Virginia. As noted above, Edwin T. Holland receives a fee from First Virginia pursuant to a Supplemental Compensation Agreement. Also, as noted above, Edward M. Holland's sister, Virginia H. Brown, receives a benefit pursuant to her former husband's Supplemental Retirement Agreement with First Virginia. Albert F. Zettlemoyer's daughter is an officer of First Virginia Insurance Services, Inc., a subsidiary of First Virginia. None of the members of the Management Compensation and Benefits Committee served as members of the compensation committees of another entity. No executive officer of First Virginia served as a director of another entity that had an executive officer serving on First Virginia's compensation committee. No executive officer of First Virginia served as a member of the compensation committee of another entity which had an executive officer who served as a director of First Virginia.


                 MANAGEMENT COMPENSATION AND BENEFITS COMMITTEE
                       REPORT CONCERNING FIRST VIRGINIA'S
                         EXECUTIVE COMPENSATION POLICY

         The Management Compensation and Benefits Committee (the "Committee") of the Board of Directors establishes the policy for the compensation of the executive officers of First Virginia. It is also responsible for administering most of First Virginia's executive compensation programs. The Committee is composed entirely of outside directors who are not eligible, with the exception of the directors' deferred compensation plans, to participate in the plans over which it has authority.

         The overall goal of First Virginia's compensation policy is to motivate, reward, and retain its key executive officers. The Committee believes this should be accomplished through an appropriate combination of competitive base salaries and, at times, both short-term and long-term incentives.

         The primary components of First Virginia's executive compensation program are base salaries, bonuses, (e.g., short-term compensation), and equity compensation (e.g., long-term compensation). Executive officers also participate in other broad-based employee compensation and benefit programs.
In its determination of executive compensation, the Committee noted the potential effect of the one million dollar deduction limitation under Section

162(m) of the Internal Revenue Code but declined to alter its policy in determining executive compensation to meet the requirements for deductibility under Section 162(m) because the amount of compensation affected, if any, was not material.

BASE SALARY

         The Compensation Committee's policy for determining base salaries is based on two primary factors:

         (1) the degree of responsibility the executive officer has, his experience, and the number of years he has been in office and

         (2) the compensation levels of corresponding positions at other banking companies of comparable size that compete with and serve the same markets as First Virginia. This "Local Peer Group" of companies consists of Crestar Financial Corporation, Central Fidelity Banks, Inc., and Signet Banking Corporation based in Virginia, First Maryland Bancorp and Mercantile Bankshares Corporation based in Maryland, First Tennessee National Corporation based in Memphis and First American Corporation of Tennessee based in Nashville. Base salaries are targeted to be the median salaries of corresponding positions in the "Local Peer Group". For 1997, Mr. Fitzpatrick's base salary was $600,000 which was equal to the median for salaries paid to his counterparts in the "Local Peer Group".

SHORT-TERM INCENTIVES/BONUSES

         The Committee grants bonuses to the executive officers and CEO based on the extent to which First Virginia achieves or exceeds annual performance objectives. The Compensation Committee may award bonuses to the CEO and to the executive officers if First Virginia achieves a return on total average assets
(ROA) of at least 1% (the same basis for determining payments of profit sharing to all employees). ROA generally is considered by the Committee to be the most important single factor in measuring the performance of a banking company, and achievement of a 1% ROA generally is considered by the Committee to be the minimum for a good performing banking company.

         Bonus awards are based on the following:

         (a) The Committee establishes target amounts each year for return on average assets ("ROA"), return on total stockholders' equity ("ROE"), asset quality, and capital strength consistent with First Virginia's Profit Plan target amounts. Up to 50% of an executive's salary may be awarded if the corporation achieves an ROA equivalent to 80% or more of the ROA target amount for the year. For the chief executive officer, First Virginia would also have to achieve 80% of targeted amounts for ROE, asset quality as determined by the ratio of nonperforming assets to total loans (NPA ratio) and net loan charge-offs (CO ratio), and capital strength based on the average equity-to-asset ratio (Equity/Asset ratio) and the Tier I risk-based capital ratio); or

         (b) Up to 30% of an executive's bonus may be awarded based on the degree to which First Virginia's earnings, asset quality, and capital ratios exceed the average for the other major banking companies based in the Southeast, the "Southern Regional Peer Group," as compiled by Keefe, Bruyette and Woods, the New York securities firm which specializes exclusively in the banking and thrift industry; or

         (c) Up to 20% of an executive's bonus may be awarded at the discretion of the Committee based on an individual executive's performance.

         Within the above parameters, at the beginning of each year, the Committee establishes for the CEO a target bonus which is based on a projected return on assets for First Virginia. At the end of the year, the Committee considers a preliminary bonus after taking into account the target bonus, First Virginia's actual return on assets for the year, and a formula which is based on a set relationship between the actual versus the projected return on assets.

         The Committee then exercises its judgment in light of the foregoing parameters and other considerations, including the Committee's view of individual performance and potential and the recommendations of the CEO for the executive officers (other than himself), to reach a bonus decision for each executive officer and for the CEO. The Committee does not use a formula to determine a final bonus decision. Among other things, Mr. Fitzpatrick's bonus reflected First Virginia's success in achieving a 1.49% return on assets (for the first nine months) and the other above-described results. Consistent with the Committee's avoidance of a strict formula approach, no specific weighting among the above 50%, 30% and 20% factors was specified. The Committee believes that the use of the above approach provides a flexible yet effective method of motivating First Virginia's management.

         Listed below are the annualized ratios for First Virginia and the Southern Regional Peer Group based on results for the first nine months of 1997, the latest data available to the Committee at the time the incentive awards were considered.


                                                       First Virginia
                                                   ------------------------
                                                   Profit Plan
                                                   or Target                    KBW Southern
                                                   Amount           Actual      Regional Peer Group
                                                   ------------------------     -------------------
                 Earnings (Higher is better)
                          ROA                       1.40%            1.49%            1.29%
                          ROE                      13.09%           13.76%           15.11%

                 Asset Quality (Lower is better)
                          NPA                        .50%             .43%             .59%
                          CO                         .30%             .30%             .32%

                 Capital (Higher is better)
                  Equity/Asset Ratio                9.5%            11.20%            8.46%
                  Tier I Risk-Based Capital        10.0%            12.79%           10.87%

         First Virginia's actual results equaled or exceeded the profit plan or target amount in every category and exceeded the Regional Peer Group in every category except ROE. For that reason, the Committee awarded Mr. Fitzpatrick a bonus of $325,000.

LONG-TERM COMPENSATION/STOCK OPTIONS

         The Committee believes that the granting of stock options is the most appropriate form of long-term compensation for executives and that such awards of equity encourage the executive to achieve a significant ownership stake in the success of First Virginia.

         At the end of 1997, the Committee granted options covering a total of 195,000 shares of First Virginia Common Stock at $52.31 per share to the CEO and to certain officers. Each option that was awarded by the Committee vests over a five-year period in equal annual installments.

         The size of each option award was not based on a formula and did not necessarily correlate to the degree by which First Virginia's results exceeded those of its Market Area Peer Group or the amount of each executive's current stock-based holdings. Instead, the size of each award was based on a number of factors, some of which were subjective, including the performances of the CEO and each executive officer and the degree of responsibility each executive officer has with First Virginia. Mr. Fitzpatrick received options covering 30,000 shares. The size of his grant was primarily based on the performance of First Virginia as described above.


         Edward M. Holland
         Eric C. Kendrick
         John B. Melvin
         W. Lee Phillips
         Albert F. Zettlemoyer


                               PERFORMANCE GRAPH

         The following performance graph compares the yearly percentage change in First Virginia's cumulative total shareholder return on its Common Stock with (1) the cumulative total return of a broad market index that includes companies whose equity securities are traded on the same exchange or are of comparable market capitalization and (2) the cumulative total return of a published industry or line-of-business index.




                           First Virginia Banks, Inc.
                            Cumulative Total Return
                               Graph Information

                 First Virginia        S&P 400
                 Banks, Inc.           Mid Cap      KBW 50
                 --------------        -------      ------
 1992            100                   100          100

 1993             92                   114          106

 1994             93                   110          100

 1995            126                   144          160

 1996            150                   171          227

 1997            249                   227          332


         First Virginia believes the most appropriate equity market indices to be used to measure the price performance of First Virginia's Common Stock are the "S&P MidCap 400" and the "KBW 50." First Virginia is included as a component of the S&P MidCap 400.

         The Standard & Poor's MidCap 400 is comprised of 400 securities with market value between approximately $200 million and $4 billion. First Virginia considers it more representative of companies its size (yearend 1997 market capitalization of approximately $2.684 billion) than the S&P 500 index which is heavily dominated by large capitalization stocks (the 50 largest stocks account for 50% of the total value of the S&P 500). Also, financial stocks represent approximately 15% of the S&P MidCap 400 index.

         The KBW 50 is an index comprised of 50 banking companies, including all the money center banks and most large regional banks. It was developed by Keefe, Bruyette & Woods, a New York securities firm which specializes in the banking and thrift industry. The KBW 50 is considered more representative of price performance of the major banking companies in America. As is the case with the S&P MidCap 400 index, the KBW 50 is a market capitalization weighted index and assumes quarterly reinvestment of dividends.

         As indicated in the Management Compensation and Benefits Committee Report above, return on average assets (ROA) is an important factor for determining First Virginia's performance and for determining short-term and long-term compensation for First Virginia's executive officers. The following chart compares First Virginia's ROA during the period 1993-1997 with the KBW Southern Regional Peer Group and with a local peer group consisting of Central Fidelity Banks, Inc., Crestar Financial Corporation, Signet Banking Corporation, Mercantile Bankshares Corporation, First Tennessee National Corporation and First American Corporation of Tennessee. (Riggs National Corporation's and F&M National Corporation's fourth quarter ROAs were substituted for the fourth quarter ROAs of Central Fidelity Banks, Inc. and Signet Banking Corporation due to the acquisitions of both those bank holding companies.) As noted in the Management Compensation and Benefits
Committee Report, the Compensation Committee compared First Virginia's ROA with both these groups as part of their evaluation of executive compensation.


                           FIRST VIRGINIA BANKS, INC.
               CALCULATION OF FIVE-YEAR RETURN ON AVERAGE ASSETS
                          YEAR ENDED DECEMBER 31, 1997

                    First Virginia    Southern         Local
                    Banks, Inc.       Region           Peer
                    --------------    --------         -----
 1993               1.68              1.21             0.81

 1994               1.58              1.24             1.25

 1995               1.41              1.23             1.45

 1996               1.43              1.27             1.40

 1997               1.44              1.30             1.42





                          TRANSACTIONS WITH MANAGEMENT

         During the past year, certain of the directors and officers of First Virginia and their associates had loans outstanding from First Virginia's banking subsidiaries. Each of these loans was made in the ordinary course of the lending bank's business. In some cases, where officers of First Virginia or its subsidiaries had to be relocated, residential mortgage loans were made by First Virginia at favorable interest rates. During 1995, First Virginia made a below market rate residential mortgage loan in the amount of $400,000 at 7-5/8% to Raymond E. Brann, Jr., Executive Vice President of First Virginia, as an inducement for him to relocate to Northern Virginia. The interest benefit to him of that loan is included in the Summary Compensation Table. However, none of the other named executive officers had any other below market rate loans from First Virginia and none of them had any loans from any of First
Virginia's banking subsidiaries at favorable interest rates.   All other loans
have been made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectibility or present other unfavorable features. As of December 31, 1997, the aggregate amount of loans outstanding to all directors and executive officers of First Virginia and associates and members of their immediate families was approximately $4,592,582.

            II.  APPROVAL OF AMENDMENT TO ARTICLES OF INCORPORATION

         The Board of Directors has recommended an amendment to First Virginia's Articles of Incorporation, in the form below, to increase the authorized Common Stock, $1.00 par value, from 60,000,000 shares to 175,000,000 shares. As of February 17, 1998, First Virginia had 51,829,006 shares of Common Stock outstanding. The amendment would not change the currently authorized 3,000,000 shares of Preferred Stock.

         If authorized, additional Common Stock will be available for a possible future financings of, or acquisitions by, First Virginia, for future stock splits and for general corporate purposes without any legal requirement that further shareholder authorization for issuance be obtained. First Virginia has no present plans for the issuance of any Common Stock other than with respect to existing stock option plans and First Virginia's Dividend Reinvestment Plan and the 1998 Stock Incentive Plan as described in this Proxy Statement.

         Shareholders should be aware that the issuance of additional shares of Common Stock could cause a dilution of voting rights and net income and net book value per share of Common Stock. First Virginia, however, would receive consideration for any additional shares of Common Stock issued, thereby reducing or eliminating the economic effect to each stockholder of such dilution.

         The affirmative vote of a majority of all shares of stock, Common and Preferred, including a majority of all shares of Common Stock entitled to vote on the matter will be required for the adoption of this amendment.

         The proposed amendment to First Virginia's Articles of Incorporation consists of revising the first sentence of Article III to read as follows (change underlined):

                 The Corporation shall have the authority to issue 175,000,000 shares of Common Stock, $1.00 par value, and 3,000,000 shares of Preferred Stock, $10.00 par value.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE AMENDMENT TO FIRST VIRGINIA'S ARTICLES OF INCORPORATION TO INCREASE THE AUTHORIZED COMMON STOCK TO 175,000,000 SHARES.


                III.  APPROVAL OF THE 1998 STOCK INCENTIVE PLAN

         The Board of Directors proposes that the shareholders approve the First Virginia Banks, Inc. 1998 Stock Incentive Plan (the "Plan"). Approval of the Plan requires the affirmative vote of the holders of a majority of the shares of Common and Preferred Stock present or represented by properly executed and delivered proxies at the meeting. Abstentions and Broker Shares voted as to any matter at the meeting will be included in determining the number of votes present or represented at the meeting with respect to determining the vote on the Plan. Broker

Shares that are not voted on any matter at the meeting will not be included in determining the number of shares present or represented at the meeting with respect to determining the vote on the Plan.

         The Board believes that the Plan will benefit First Virginia by (i) assisting it in recruiting and retaining employees with ability and initiative,
(ii) providing greater incentive for employees of First Virginia and its related entities, and (iii) associating the interests of employees with those of First Virginia, its related entities, and its shareholders through opportunities for increased stock ownership. A maximum of 2,500,000 shares of Common Stock may be issued under the Plan. The Plan is intended to conform to the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended, for performance-based compensation.

         The following paragraphs summarize the principal features of the Plan. This summary is subject, in all respects, to the terms of the Plan. First Virginia will provide promptly, upon request and without charge, a copy of the full text of the Plan to each person to whom a copy of this Proxy Statement is delivered. Requests should be directed to: Secretary's Office, First Virginia Banks, Inc., 6400 Arlington Boulevard, Falls Church, Virginia 22042-2336 (800-995-9416).

SUMMARY OF THE PLAN

         The Plan shall be administered by the Management Compensation and Benefits Committee of the Board of Directors or any delegate of that Committee (as used in this summary, the "Administrator"). Each employee of First Virginia or a related entity is eligible to participate in the Plan. The Administrator will select the individuals who participate in the Plan ("Participants"). The Administrator may, from time to time, grant stock options, stock appreciation rights ("SARs"), stock awards or performance shares to Participants.

         Options granted under the Plan may be incentive stock options (ISOs) or nonqualified stock options. A stock option entitles the Participant to purchase shares of Common Stock from First Virginia at the option price. The option price will be fixed by the Administrator at the time the option is granted, but the price cannot be less than the shares' fair market value on the date of grant. The option price may be paid in cash, with shares of Common Stock, or with a combination of cash and Common Stock.

         SARs entitle the Participant to receive the lesser of (i) the excess of the fair market value of a share of Common Stock on the date of exercise over the initial value of the SAR or (ii) the initial value. The initial value of the SARs is determined by the Administrator at the time of the grant but cannot be less than the fair market value of a share of Common Stock on the date of grant. The amount payable upon an exercise of the SAR may be paid in cash, Common Stock, or a combination of the two.

         SARs may be granted in relation to option grants ("Corresponding SARs") or independently of option grants. The difference between these two types of SARs is that to exercise a Corresponding SAR, the Participant must surrender unexercised that portion of the stock option to which the Corresponding SAR relates.

         Participants may also be awarded shares of Common Stock pursuant to a stock award. The Administrator, in its discretion, may prescribe that a Participant's rights in a stock award shall be nontransferable or forfeitable or both unless certain conditions are satisfied. These conditions may include, for example, a requirement that the Participant continue employment with First Virginia or a related entity for a specified period or that First Virginia, a related entity, or the Participant achieves stated objectives. If a Participant's rights in a stock award are restricted, the period during which the restriction applies cannot be less than one year.

         The Plan also provides for the award of performance shares. A performance share award entitles the Participant to receive a payment equal to the fair market value of a specified number of shares of Common Stock if certain performance standards are met. The Administrator will prescribe the requirements that must be satisfied before a performance share award is earned. The performance share requirements may include, for example, a requirement that the Participant continue employment with First Virginia or a related entity for a specified period or that First Virginia, a related entity, or the Participant achieve stated objectives. The period in which any performance criteria must be satisfied cannot be less than one year. To the extent that performance shares are earned, the obligation may be settled in cash, in Common Stock or by a combination of the two.

         Incentive awards also may be granted which will be subject to certain performance objectives of First Virginia or a related entity being achieved, as specified by the Administrator. No Participant may receive an incentive award in any calendar year that exceeds the lesser of $1,000,000 or 150% of the Participant's annual base salary.

         All awards made under the Plan will be evidenced by written agreement between First Virginia and the Participant. A maximum of 2,500,000 shares of Common Stock may be issued under the Plan. Subject to this aggregate maximum, the maximum number of shares that may be issued under the Plan as stock awards, including the settlement of performance share awards, is 800,000. The share limitation and the terms of outstanding awards will be adjusted, as the Administrator deems appropriate, in the event of a stock dividend, stock split, combination, reclassification, recapitalization, or similar events.

         No option, SAR, or stock awards may be granted and no performance shares may be awarded under the Plan after April 24, 2008. The Board may sooner terminate the Plan without further action by shareholders. The Board may also amend the Plan, except that no amendment that increases the number of shares of Common Stock that may be issued under the Plan or changes the class of individuals who may be selected to participate in the Plan will become effective until it is approved by shareholders.

         Neither the number of individuals who will be selected to participate in the Plan or the type or size of awards that will be approved by the Administrator can be determined. First Virginia is also unable to determine the number of individuals who would have participated in the Plan or the type or size of awards that would have been made under the Plan had it been in effect in 1997.

FEDERAL INCOME TAX CONSEQUENCES

         First Virginia has been advised by counsel regarding the federal income tax consequences of the Plan. No income is recognized by a Participant at the time the option is granted. If the option is an ISO, no income will be recognized upon the Participant's exercise of the option. Income is recognized by a Participant when he disposes of shares acquired under an ISO. The exercise of a nonqualified stock option generally is a taxable event that requires the Participant to recognize as ordinary income, the difference between the shares' fair market value and the option price.

         The exercise of an ISO may result in a tax to the optionee under the alternative minimum tax because, as a general rule, the excess of the fair market value of stock received on the exercise of an ISO over the exercise price is defined as an item of "tax preference" for purposes of determining alternative minimum taxable income.

         No income is recognized upon the grant of a SAR. The exercise of a SAR generally is a taxable event. The Participant generally must recognize income equal to any cash that is paid and the fair market value of Common Stock that is received in settlement of a SAR.

         The Participant will recognize income on account of a stock award on the first day that the shares are either transferable or not subject to a substantial risk of forfeiture. The amount of income recognized by the Participant is equal to the fair market value of the Common Stock received on that date.

         The Participant will recognize income on account of the settlement of a performance share award. The Participant will recognize income equal to any cash that is paid and the fair market value of Common Stock (on the date that the shares are first transferable or not subject to a substantial risk of forfeiture) that is received in settlement of the award.

         The employer (either First Virginia or a related entity) will be entitled to claim a federal income tax deduction on account of the exercise of a nonqualified option or SAR, the vesting of a stock award, the settlement of a performance share award, and the payment of an incentive award. The amount of deduction is equal to the ordinary income recognized by the Participant. The employer will not be entitled to a federal income tax deduction on account of the grant or the exercise of an ISO. The employer may claim a federal income tax deduction on account of certain dispositions of Common Stock acquired upon the exercise of an ISO.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE FIRST VIRGINIA BANKS, INC. 1998 STOCK INCENTIVE PLAN AND AUTHORIZATION TO ISSUE UP TO 2,500,000 SHARES OF COMMON STOCK UNDER THE PLAN.

                    IV.  APPOINTMENT OF INDEPENDENT AUDITORS

         At the meeting a vote will be taken on a proposal to ratify the appointment by the Board of Directors of Ernst & Young LLP as independent auditors for the year ending December 31, 1998. Ratification will require the affirmative vote of the holders of a majority of shares of Common and Preferred Stock present or represented by properly executed and delivered proxies at the meeting. Abstentions and Broker Shares voted as to any matter at the meeting will be included in determining the number of votes present or represented at the meeting with respect to determining the vote on ratification. Broker Shares that are not voted on any matter at the meeting will not be included in determining the number of shares present or represented at the meeting with respect to determining the vote on the ratification. Ernst & Young LLP has served as independent auditors for First Virginia since 1974. Representatives of the firm are expected to be present at the Annual Meeting and will be available to respond to appropriate questions and to make a statement if they desire to do so.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS FOR 1998.


                             STOCKHOLDER PROPOSALS

         Any stockholder proposal intended to be presented at the 1999 Annual Meeting and included in First Virginia's 1999 Proxy Statement must be received by First Virginia no later than November 7, 1998. Upon receipt of any such proposal, First Virginia will determine whether or not to include such proposal in the Proxy Statement and proxy in accordance with regulations governing the solicitation of proxies.

         Under First Virginia's Bylaws, in order for a stockholder to nominate a candidate for director, written notice of the nomination must be given to First Virginia in advance of the meeting. Ordinarily, such notice must be given not less than 60 nor more than 90 days before the meeting. However, if First Virginia gives less than 70 days notice or prior public disclosure of the meeting, then the stockholder must give such notice within 10 days after notice of the meeting is mailed or other public disclosure of the meeting is made.
The notice must include, among other things, (1) the name and record address of, and the class and amount of voting securities of First Virginia owned by, the stockholder proponent, (ii) the name, age, address and occupation of, and the class and amount of voting securities of First Virginia owned by, the nominee, and (iii) all information that would be required under Securities and Exchange Commission rules in a proxy statement soliciting proxies for such nominee. In order for a stockholder to bring other business before an annual meeting of stockholders, written notice must be given to First Virginia within the same time limits described above for the nomination of a candidate for director. The notice must include, among other things, (i) the name and record address of, and the class and amount of voting securities of First Virginia owned by, the stockholder proponent and any other stockholder known to be supporting such proposal, (ii) a brief description of the proposed business, the reasons for conducting such business at the annual meeting, and (iii) any financial or other interest of the stockholder in such proposal. These advance notice requirements are separate from and in addition to the requirements a stockholder must meet to have a proposal included in First Virginia's Proxy Statement. In each case, the notice must be given to the Secretary of First Virginia at its principal executive offices, 6400 Arlington Boulevard, Falls Church, Virginia 22042-2336.

         The foregoing summary of certain provisions of First Virginia's Bylaws is not intended to be complete and is qualified in its entirety by reference to the Bylaws of First Virginia, copies of which will be furnished without charge to any stockholder upon written request to the Secretary.


                                 OTHER MATTERS

         Management does not know of any other business to be presented to the meeting except for matters incident to the conduct of the meeting. The persons named in the accompanying proxy will vote in accordance with the specifications on the proxy form and will vote in accordance with their best judgment on any other matters which properly come before the meeting.

         The cost of soliciting proxies will be borne by First Virginia. In addition to solicitation by mail, proxies may be solicited in person, by telephone or telegraph, or by directors, officers and employees of First Virginia. In addition, First Virginia has engaged Morrow & Co., Inc. to aid in the distribution of proxy materials and to solicit proxies from brokers, nominees, and security-holding companies for a fee of $6,500 plus out-of-pocket expenses. First Virginia does not expect to pay any other compensation for the solicitation of proxies, but will pay brokers, nominees, fiduciaries, and other custodians their reasonable expenses for sending proxy material to principals and obtaining their instructions.

         A copy of First Virginia's Annual Report for 1997, including financial statements, is being mailed with this Proxy Statement to all stockholders of record. The Annual Report is not to be regarded as proxy soliciting material.


         FIRST VIRGINIA WILL PROVIDE WITHOUT CHARGE, UPON THE WRITTEN REQUEST OF ANY STOCKHOLDER ENTITLED TO VOTE AT THE ANNUAL MEETING, A COPY OF ITS ANNUAL REPORT FOR THE FISCAL YEAR ENDED DECEMBER 31, 1997, ON FORM 10-K, WHICH REPORT WILL BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OR BEFORE MARCH 31, 1998. STOCKHOLDERS OF RECORD ON FEBRUARY 17, 1998, AND BENEFICIAL OWNERS OF SUCH SECURITIES SHOULD SUBMIT REQUESTS FOR SUCH REPORT TO THOMAS P. JENNINGS, SECRETARY, 6400 ARLINGTON BOULEVARD, FALLS CHURCH, VIRGINIA 22042-2336.

                                REVOCABLE PROXY
                           FIRST VIRGINIA BANKS, INC.

X        PLEASE MARK VOTES
         AS IN THIS EXAMPLE

Proxy for Annual Meeting of Stockholders
                 Friday, April 24, 1998



SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

   The undersigned hereby appoints Elsie C. Gruver, John B. Melvin and W. Lee Phillips, Jr., and each of them, proxies with full power to vote all of the stock of FIRST VIRGINIA BANKS, INC., which the undersigned has the power to vote at the Annual Meeting of Stockholders to be held Friday, April 24, 1998, at 6400 Arlington Boulevard, Falls Church, Virginia, in the Fifth Floor Auditorium at 10:00 a.m., local time, and any adjournment thereof, in accordance with instructions noted below, and at their discretion, upon any other business not now known which properly may come before the said meeting, all as more fully set forth in the accompanying proxy statement, receipt of which is acknowledged.



                                          With-     For All
1.  ELECTION OF DIRECTORS         For     hold      Except
                                  (  )    (  )      (  )


C        Class B (for a term of 3 years):
O                Edward L. Breeden, III
M                Gilbert R. Giordano
M                Eric C. Kendrick
O                Robert M. Rosenthal
N                Robert H. Zalokar


INSTRUCTION:  To withhold authority to
vote for any individual nominee, mark
"For All Except" and write that nominee's name in the space provided below.

----------------------------------------------




                                    For    Against    Abstain
2.  PROPOSAL TO AMEND               (  )    (  )       (  )
    THE ARTICLES OF
    INCORPORATION to
    increase the
    authorized shares
    of Common Stock
    to 175,000,000.


                                    For    Against    Abstain
3.  PROPOSAL TO ADOPT               (  )    (  )       (  )
    THE 1998 STOCK
    INCENTIVE PLAN and
    to approve the
    authorization of
    2,500,000 shares
    for the Plan.


                                    For    Against    Abstain
4.  PROPOSAL TO RATIFY              (  )    (  )       (  )
    THE APPOINTMENT OF
    ERNST & YOUNG LLP
    as independent
    auditors for the
    year 1998.




Please be sure to sign and date
this Proxy in the box below.     Date


Stockholder sign above. Co-holder (if any) sign above.

------------------------------------------------------------------------------
Detach above card, sign, date and mail in postage paid envelope provided.

                           FIRST VIRGINIA BANKS, INC.

         If no choice is indicated above, this proxy shall be deemed to grant authority to vote FOR the election of director nominees and to vote FOR each of the proposals. The stockholder's signature should be exactly as the name appears above. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                              PLEASE ACT PROMPTLY
                               SIGN, DATE & MAIL
                             YOUR PROXY CARD TODAY

                                REVOCABLE PROXY
                           FIRST VIRGINIA BANKS, INC.

X        PLEASE MARK VOTES
         AS IN THIS EXAMPLE

Proxy for Annual Meeting of Stockholders
                 Friday, April 24, 1998



SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

   The undersigned hereby appoints Elsie C. Gruver, John B. Melvin and W. Lee Phillips, Jr., and each of them, proxies with full power to vote all of the stock of FIRST VIRGINIA BANKS, INC., which the undersigned has the power to vote at the Annual Meeting of Stockholders to be held Friday, April 24, 1998, at 6400 Arlington Boulevard, Falls Church, Virginia, in the Fifth Floor Auditorium at 10:00 a.m., local time, and any adjournment thereof, in accordance with instructions noted below, and at their discretion, upon any other business not now known which properly may come before the said meeting, all as more fully set forth in the accompanying proxy statement, receipt of which is acknowledged.



                                                    With-   For All
1.  ELECTION OF DIRECTORS                    For    hold    Except
                                             (  )   (  )    (  )


P        Class B (for a term of 3 years):
R                Edward L. Breeden, III
E                Gilbert R. Giordano
F                Eric C. Kendrick
E                Robert M. Rosenthal
R                Robert H. Zalokar
R
E
D

INSTRUCTION:  To withhold authority to
vote for any individual nominee, mark
"For All Except" and write that nominee's name in the space provided below.

------------------------------------

                               For    Against    Abstain
2.  PROPOSAL TO AMEND          (  )    (  )       (  )
    THE ARTICLES OF
    INCORPORATION to
    increase the
    authorized shares
    of Common Stock
    to 175,000,000.


                               For    Against    Abstain
3.  PROPOSAL TO ADOPT          (  )    (  )       (  )
    THE 1998 STOCK
    INCENTIVE PLAN and
    to approve the
    authorization of
    2,500,000 shares
    for the Plan.


                               For    Against    Abstain
4.  PROPOSAL TO RATIFY         (  )    (  )       (  )
    THE APPOINTMENT OF
    ERNST & YOUNG LLP
    as independent
    auditors for the
    year 1998.




Please be sure to sign and date
this Proxy in the box below.     Date


Stockholder sign above. Co-holder (if any) sign above.

------------------------------------------------------------------------------
Detach above card, sign, date and mail in postage paid envelope provided.

                           FIRST VIRGINIA BANKS, INC.

         If no choice is indicated above, this proxy shall be deemed to grant authority to vote FOR the election of director nominees and to vote FOR each of the proposals. The stockholder's signature should be exactly as the name appears above. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                              PLEASE ACT PROMPTLY
                               SIGN, DATE & MAIL
                             YOUR PROXY CARD TODAY